Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

Medical Properties Trust, Inc.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2014		Year Ended December 31, 2013		Year Ended December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
Income (Loss) From Continuing Operations Before Income Taxes	$50,864		$89,803		$72,712		$12,070		$865
Fixed Charges	101,914		68,654		60,011		58,964		40,814
Amortization of Capitalized Interest	318		271		227		204		204
Capitalized Interest	(1,860)		(1,729)		(1,596)		(896)		(63)
Earnings	$151,236		$159,999		$131,354		$70,342		$41,820
Interest Expense/Debt Refinancing Costs	$99,854		$66,746		$58,243		$58,026		$40,704
Portion of Rent Related to Interest	200		179		172		42		47
Capitalized Interest	1,860		1,729		1,596		896		63
Fixed Charges	$101,914		$68,654		$60,011		$58,964		$40,814
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$101,914		$68,654		$60,011		$58,964		$40,814
Ratio of Earnings to Fixed Charges	1.48	x	2.29	x	2.19	x	1.19	x	1.02	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.48	x	2.29	x	2.19	x	1.19	x	1.02	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.

Computation of Ratio of Earnings to Fixed Charges

MPT Operating Partnership, L.P.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2014		Year Ended December 31, 2013		Year Ended December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
Income (Loss) From Continuing Operations Before Income Taxes	$50,864		$89,803		$72,712		$12,087		$940
Fixed Charges	101,914		68,654		60,011		58,964		40,814
Amortization of Capitalized Interest	318		271		227		204		204
Capitalized Interest	(1,860)		(1,729)		(1,596)		(896)		(63)
Earnings	$151,236		$156,999		$131,354		$70,359		$41,895
Interest Expense/Debt Refinancing Costs	$99,854		$66,746		$58,243		$58,026		$40,704
Portion of Rent Related to Interest	200		179		172		42		47
Capitalized Interest	1,860		1,729		1,596		896		63
Fixed Charges	$101,914		$68,654		$60,011		$58,964		$40,814
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$101,914		$68,654		$60,011		$58,964		$40,814
Ratio of Earnings to Fixed Charges	1.48	x	2.29	x	2.19	x	1.19	x	1.03	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.48	x	2.29	x	2.19	x	1.19	x	1.03	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.